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                                                                   Exhibit 10.24

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

          This Fifth Amendment, dated as of February 15, 2001, is entered into by and between YOUNG AMERICA CORPORATION, a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (assignee of Norwest Bank Minnesota, National Association), a national banking association (the "Bank").


                                    RECITALS

          The Borrower and the Bank have entered into a Credit Agreement dated as of April 6, 1998, as amended by a First Amendment to Credit Agreement dated as of November 13, 1999, a Second Amendment to Credit Agreement dated as of March 12, 1999, a Third Amendment to Credit Agreement dated as of February 25, 2000, and a Fourth Amendment dated as of August 21, 2000 (as so amended, the "Credit Agreement").

          The Borrower has requested that certain amendments be made to the Credit Agreement, which the Bank is willing to make pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained it is agreed as follows:

          1. Defined Terms. Capitalized terms used in this Fifth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

          2. Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by substituting or adding, as the case may be, the following defined terms:

          "'Commitment Amount' means $3,000,000, unless said amount is reduced pursuant to Section 2.6, in which event it means the amount to which said amount is reduced."

          "'Commitment Termination Date' means June 30, 2001, or the earlier date of termination in whole of the Commitment pursuant to Section 2.6 or
     Section 7.2(a)."

          "'Fifth Amendment' means the Fifth Amendment to Credit Agreement dated as of February 15, 2001, by and between the Borrower and the Bank."

          "'Floating Rate' means an annual rate equal to the Base Rate plus one-half of one percent (0.50%) per annum."

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          3.   Waiver of Certain Events of Default. The Borrower hereby
acknowledges and agrees that the following Event of Default has occurred and is continuing: The Borrower's cumulative EBITDA as of December 31, 2000 was $5,045,371, constituting a default under Section 5.11 of the Credit Agreement, which requires that the Borrower's cumulative EBITDA be not less than $13,600,000 as of December 31, 2000.

               The Bank hereby waives compliance with Section 5.11 of the Credit Agreement for the period ending December 31, 2000.

          4. Amendment of Article II. Article II of the Credit Agreement is hereby amended as follows:

          (a) Interest Rate. The Borrower's option to elect a Eurodollar Rate under Article II for application to any outstanding principal of the Note is hereby terminated and each and every reference in the Credit Agreement to the Eurodollar Rate and Eurodollar Rate Fundings is hereby deleted. The entire unpaid principal balance of the Note shall bear interest at the Floating Rate, subject to increase to the Default Rate as provided in
     Section 2.2(e).

          (b) Section 2.8(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(b) Non-Usage Fees. The Borrower shall pay the Bank a non-usage fee at the rate of 0.50% per annum on the average daily unused amount of the Commitment Amount from January 1, 2001 to and including the Commitment Termination Date, payable monthly on the last day of each calendar month. Any non-usage fee remaining unpaid on the Commitment Termination Date shall be due and payable on that date."

          5. Amendment of Article V. Article V of the Credit Agreement is hereby amended as follows:

          (a) Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Reserved."

          (b) Section 5.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Reserved."

          (c) Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Section 5.11 EBITDA. The Borrower's cumulative EBITDA during

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               each computation period set forth below shall not be less than the amount set forth opposite such period:

               Computation Period                     Minimum EBITDA
               ------------------                     --------------

               January 1, 2001 through
                    January 31, 2001                    $500,000

               January 1, 2001 through
                    February 28, 2001                 $1,000,000

               January 1, 2001 through
                    March 31, 2001                    $3,000,000

               January 1, 2001 through
                    April 30, 2001                    $3,750,000

               January 1, 2001 through
                    May 31, 2001                      $4,000,000

               January 1, 2001 through
                    June 30, 2001                     $5,000,000"

          6. Amendment of Article VI. Article VI of the Credit Agreement is hereby amended as follows:

          (a) Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Beginning with the calendar quarter ending March 31, 2001, the Borrower will not make Capital Expenditures during any calendar quarter in excess of $750,000, regardless of whether such expenditures are payable currently or in the future, provided that any unused portion of permitted Capital Expenditures for a calendar quarter may be expended in the next succeeding calendar quarter."

          7. Substitution of Monthly Compliance Certificate. Exhibit B-1 to the Third Amendment to Credit Agreement is replaced with Exhibit B-1 to the Fifth Amendment to Credit Agreement, which is attached hereto.

          8. No Other Changes. Except as explicitly amended by this Fifth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance or Letter of Credit thereunder.

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          9.   Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

          (a) The Borrower has all requisite power and authority to execute this Fifth Amendment and to perform all of its obligations hereunder, and this Fifth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Fifth Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          10. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          11. No Waiver. Except as expressly provided in paragraph 3 above, the execution of this Fifth Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Fifth Amendment.

          12. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Fifth

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Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          13. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Bank on demand for all costs and expenses incurred by the Bank in connection with the Credit Agreement, the Loan Documents and the other instruments and documents to be delivered hereunder and thereunder, including the reasonable fees and reasonable out-of-pocket expenses of counsel for the Bank with respect thereto, whether paid to outside counsel or reasonably allocated to the Bank by in-house counsel.

          14. Miscellaneous. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.


WELLS FARGO BANK, NATIONAL ASSOCIATION               YOUNG AMERICA CORPORATION

By    /s/ Jeffrey H. Morsman                         By   /s/ Roger D. Andersen
     -----------------------                             ----------------------
     Jeffrey H. Morsman                                  Roger D. Andersen
     Assistant Vice President                            President

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                                                                  Exhibit B-1 to
                                             Fifth Amendment to Credit Agreement

                    (To be re-typed on Borrower's letterhead)

--------------------------------------------------------------------------------
                         MONTHLY COMPLIANCE CERTIFICATE
--------------------------------------------------------------------------------

                        Date: ____________________, 2001

To:  Wells Fargo Bank, National Association
     Leveraged Finance Division
     MAC # N9305-051
     Sixth Street and Marquette Avenue
     Minneapolis, Minnesota  55479
     Attention:  Jeffrey H. Morsman, Assistant Vice President

         Re: Credit Agreement dated as of April 6, 1998 between Young America Corporation and
              Wells Fargo Bank, National Association

              In accordance with the requirements of the above referenced agreement (the "Credit Agreement"), attached are the consolidated financial statements of Young America Corporation (the "Borrower") as of and for the calendar month and year-to-date periods ended _________________ (the "Current Financials"). Capitalized terms used herein but not otherwise defined shall have the same meanings as the meanings assigned to them in the Credit Agreement.

              I hereby certify that the Current Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to year-end audit adjustments, and fairly present the financial condition of the Borrower as of the date thereof.

         Events of Default.                 (Check One):

         ___ The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         ___ The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.




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                            Young America Corporation
--------------------------------------------------------------------------------

         Financial Covenants.               I hereby further certify as follows:


         1. EBITDA. Pursuant to Section 5.11 of the Credit Agreement, for the computation period ending on _______________, the consolidated EBITDA of the Borrower is _______________. The Credit Agreement requires that such amount be not less than _______________ as of such computation date.

               Computation Period                                Minimum EBITDA
               -------------------------------------------       --------------

               January 1, 2001 through January 31, 2001           $ 500,000
               January 1, 2001 through February 28, 2001         $1,000,000
               January 1, 2001 through March 31, 2001            $3,000,000
               January 1, 2001 through April 30, 2001            $3,750,000
               January 1, 2001 through May 31, 2001              $4,000,000
               January 1, 2001 through June 30, 2001             $5,000,000

         2. Capital Expenditures. Pursuant to Section 6.12 of the Credit Agreement, for the computation period ending on _______________, the consolidated Capital Expenditures of the Borrower are_______________. The Credit Agreement requires that such amount be not more than _______________ as of such computation date.


         Attached hereto are all relevant facts in reasonable detail to evidence the computations of the Financial Covenants referred to above. These computations were prepared in accordance with generally accepted accounting principles applied on a basis that is consistent with the accounting practices reflected in the annual financial statements of the Borrower previously delivered to you.

                                               Young America Corporation


                                               By    ___________________________

                                               Its   ___________________________

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